Exhibit 5.3

FAEGRE
&
BENSON

UNITED STATES   |   ENGLAND   |   GERMANY   |   CHINA

April 18, 2007

ReAble Therapeutics Finance LLC
ReAble Therapeutics Finance Corporation
9800 Metric Boulevard
Austin, Texas  78758

                Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

                                In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ReAble Therapeutics Finance LLC, a Delaware limited liability company and formerly known as “Encore Medical Finance LLC” (“RTFL”), ReAble Therapeutics Finance Corp., a Delaware corporation and formerly known as “Encore Medical Finance Corporation” (“Finco,” and together with RTFL, the “Issuers”), and certain subsidiaries of RTFL named therein (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on April 13, 2007, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested to render our opinion with respect to certain of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of the Issuers’ $200,000,000 aggregate principal amount of 11¾% Senior Subordinated Notes due 2014 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).  Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

                                The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $200,000,000 aggregate principal amount of 11¾% Senior Subordinated Notes due 2014 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors.  The Exchange Notes and the Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture dated as of November 3, 2006 (the “Indenture”), among the Issuers, the Guarantors and The Bank of New York, as trustee.

                                In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

2200 WELLS FARGO CENTER   |   90 SOUTH SEVENTH STREET   |   MINNEAPOLIS MINNESOTA 59402-3901

TELEPHONE 612-766-7800   |   FACSIMILE 612-766-1604   |   WWW.FAEGRE.COM

April 18, 2007

                                (i)            the Registration Statement; and

                                (ii)           the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement.

                                We have also examined the articles of incorporation or articles of organization, as appropriate, bylaws and certain corporate or company, as appropriate, records of the Guarantors listed on Schedule 1 hereto (the “Minnesota Guarantors”) and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below.  In establishing certain facts material to our opinions (including whether each Minnesota Guarantor constitutes a “related organization” of the Issuers and of the other Guarantors for purposes of Section 302A.501 of the Minnesota Statutes), we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of officers of the Minnesota Guarantors reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters. For your information, we do note that the Governors and the sole member of Empi Sales LLC have approved a Plan of Complete Liquidation.

                                Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

1.             The Indenture has been duly authorized, executed and delivered by each Minnesota Guarantor.

2.             Each Minnesota Guarantor has duly authorized its Guarantee of the Exchange Notes.

3.             The execution, delivery and performance by each Minnesota Guarantor of the Indenture and its Guarantee of the Exchange Notes does not violate any provision of statutory law or regulation of the State of Minnesota applicable to such Minnesota Guarantor.

                                The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

                                (a)           In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

                                (b)           The Exchange Notes and Guarantees will be issued as described in the Registration Statement.

                                (c)           The Exchange Notes will be substantially in the form attached to the Indenture and that any information omitted from such form will be properly added.

April 18, 2007

                                (d)           This opinion is limited to the laws of the State of Minnesota.

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.  We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ Douglas P. Long
Douglas P. Long

Schedule 1

Empi, Inc.

Empi Corp.

Empi Sales LLC

Compex Technologies, LLC